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                                                                    EXHIBIT 99.3


                          SMARTALK TELESERVICES, INC.
                   1640 SOUTH SEPULVEDA BOULEVARD, SUITE 500
                         LOS ANGELES, CALIFORNIA 90025
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                   NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                        TO BE HELD ON DECEMBER  31, 1997
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     NOTICE IS HEREBY GIVEN that a Special Meeting (the "SmarTalk Special
Meeting") of Shareholders of SmarTalk TeleServices, Inc., a California corporation ("SmarTalk"), has been called by the Board of Directors of SmarTalk and will be held at the Century Plaza Hotel, 2025 Avenue of the Stars, Los Angeles, California at 10:00 a.m., local time, on December 31, 1997, for the following purposes:

          1. To consider and vote upon the principal terms of a proposed merger (the "Merger") of SMTK Acquisition Corp. II, a Delaware corporation ("SMTK Sub") and wholly-owned subsidiary of SmarTalk, with and into ConQuest Telecommunication Services Corp., a Delaware corporation ("ConQuest"), pursuant to an Agreement and Plan of Reorganization and Merger, dated as of July 30, 1997 (the "Merger Agreement"), by and among ConQuest, SmarTalk and SMTK Sub. The Merger Agreement provides, among other things, that each outstanding share of common stock, par value $.001 per share, of ConQuest ("ConQuest Common Stock") (other than shares which have not been voted in favor of the Merger Agreement and with respect to which appraisal rights have been perfected in accordance with the Delaware General Corporation
     Law) will be converted into the right to receive 7.63 shares of common stock, no par value, of SmarTalk ("SmarTalk Common Stock"), on, and subject to, the terms and conditions contained in the Merger Agreement;

          2. To consider and vote upon a proposal to approve an amendment (the "1996 Plan Amendment") to SmarTalk's 1996 Stock Incentive Plan (the "1996 Plan") to increase the number of shares of SmarTalk Common Stock authorized and reserved for issuance upon exercise of stock options granted pursuant to the 1996 Plan by 3,000,000 shares;

          3. To consider and vote upon a proposal to change SmarTalk's state of incorporation from California to Delaware (the "Reincorporation"), pursuant to an Agreement and Plan of Merger and Reincorporation, dated as of November 10, 1997 (the "Reincorporation Agreement"), by and between SmarTalk and SmarTalk (Delaware) Corporation, a Delaware corporation and a wholly-owned subsidiary of SmarTalk ("SmarTalk Delaware"). The Reincorporation Agreement provides, among other things, that SmarTalk will be merged with and into SmarTalk Delaware, with SmarTalk Delaware to be the surviving corporation (the "Reincorporation Merger"), and each outstanding share of common stock, no par value per share, of SmarTalk will be converted automatically into one share of common stock, par value $.001 per share, of SmarTalk Delaware; and

          4. To consider and act upon such other business as may properly come before the SmarTalk Special Meeting or any adjournment or postponement thereof.

     The terms of the Merger and the SmarTalk Common Stock to be issued in connection therewith and a description of the 1996 Plan Amendment, the 1996 Plan and the Reincorporation are described in detail in the accompanying Joint Proxy Statement/Prospectus. To ensure that your vote will be counted, please complete, date and sign the enclosed proxy card and return it promptly in the enclosed postage-paid envelope, whether or not you plan to attend the SmarTalk Special Meeting. You may revoke your proxy in the manner described in the accompanying Joint Proxy Statement/Prospectus at any time before it is voted at the SmarTalk Special Meeting.

     Only holders of record of SmarTalk Common Stock at the close of business on November 15, 1997 (the "SmarTalk Record Date") will be entitled to notice of, and to vote at, the SmarTalk Special Meeting or at any adjournments or postponements thereof. The affirmative vote of a majority of the shares of SmarTalk
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Common Stock outstanding as of the SmarTalk Record Date is required to approve the principal terms of the Merger and the Reincorporation. The affirmative vote of the holders of a majority of the SmarTalk Common Stock entitled to vote at the SmarTalk Special Meeting is required for the approval of the 1996 Plan Amendment.

     Shareholders of SmarTalk may be entitled to exercise dissenters' rights and to receive cash in an amount equal to the fair market value of the shares of SmarTalk Common Stock as of July 30, 1997 by complying with certain procedures specified by California law. See "THE MERGER -- Dissenters' and Appraisal Rights" in the accompanying Joint Proxy Statement/Prospectus.

                                          By Order of the Board of Directors,


                                          /s/ BRUCE W. BIELINSKI
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                                          Bruce W. Bielinski
                                          Secretary
Los Angeles, California
December 2, 1997

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     YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND RETURN YOUR PROXY
PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SMARTALK SPECIAL MEET-
ING. YOUR PROXY WILL BE REVOCABLE, EITHER IN WRITING OR BY VOTING IN PERSON AT THE SMARTALK SPECIAL MEETING, AT ANY TIME PRIOR TO ITS EXERCISE, BY FOLLOWING THE PROCEDURES DESCRIBED IN THE ACCOMPANYING JOINT PROXY STATEMENT/PROSPECTUS.
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